  Exhibit 99.1

Luvu Brands Reports Strong Fiscal 2021 Third Quarter and Nine Month Results
Reports Record Third Quarter Net Sales of $6.2 million; Record Year-To-Date Net Income of $2.3 million

Atlanta, Georgia, May 17, 2021 – Luvu Brands, Inc. (OTCQB: LUVU), a designer, manufacturer and marketer of a portfolio of consumer lifestyle brands, today reported fiscal 2021 third quarter and first nine month results.

Fiscal Third Quarter 2021 Highlights
Three months ended March 31, 2021 as compared to the three months ended March 31, 2020

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Net sales increased 53% to a record $6.2 million from $4.0 million.
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Total gross profit of $1.7 million, up 63% from $1.1 million in the prior year.
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Gross profit as a percentage of net sales at 28%; up from 26% in 2020.
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Operating expenses were up 11% to $1.2 million from $1.1 million in the prior year.
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Income from operations was a record $563,000 compared to $1,000 in 2020.
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Net income of $469,000, or $0.01 per share, compared to a net loss of $(148,000), or $(0.00) per share, in the prior year.

First Nine Months of Fiscal 2021 Highlights
Nine months ended March 31, 2021 as compared to the nine months ended March 31, 2020

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Net sales increased 34% to a record $17.3 million from $12.9 million.
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Total gross profit of $4.8 million, up 29% from $3.7 million in the prior year.
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Gross profit as a percentage of net sales at 28%; down from 29% in 2020.
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Operating expenses were $3.3 million, up 4.6% from the prior year.
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Income from operations was a record $1,456,000, up 175% from $529,000 in 2020.
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Net income of $2,263,000, or $0.03 per share, compared to a net income of $64,000, or $0.00 per share, in the prior year.
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Adjusted EBITDA was a record $2.7 million for the first nine months compared to $661,000 in the prior year first nine months.

Louis Friedman, Chairman and Chief Executive Officer, commented, “We continued to deliver strong financial results for the third quarter and first nine months of fiscal 2021, setting new records for net sales, gross margin and net income. Demand for Liberator and Jaxx products increased 69% and 75%, respectively, from the prior year third quarter and continues to be strong during the current fourth quarter. Since September, 2020 we have purchased almost $1 million of new production equipment which we expect will increase our production capacity across all product lines.”

Fiscal Third Quarter 2021 Results

Net sales increased 53% to $6.2 million, compared to $4.0 million in the same year-ago quarter. Sales of Liberator products increased 69% to $2.8 million from $1.7 million in the prior year. Jaxx product sales totaled $1.5 million, up 75% from $.8 million in the third quarter of the prior fiscal year. Avana products increased 2% to $1.0 million from $1.0 million in the prior year.

Gross profit for the third quarter totaled $1.7 million, compared to $1.1 million in the prior year third quarter. Despite labor and raw material cost increases during the third quarter; gross profit as a percentage of net sales increased to 28.2% from 26.5% in the prior year third quarter.

Operating expenses were approximately 19% of net sales, or approximately $1,183,000, compared to 26% of net sales, or approximately $1,067,000, for the same period in the prior year.

Income from operations was $563,000 compared to $1,000 in the prior year.

Net income for the quarter was $469,000, or $0.01 per share, compared to a net loss of $148,000, or $(0.00) per share in the prior year third quarter.

Secured and unsecured debt decreased from $3.5 million on June 30, 2020 to $2.9 million on March 31, 2021 and the working capital deficit improved from $1.4 million at June 30, 2020 to $0.2 million at March 31, 2021.

Conference Call

Management will host a conference call at 12:00 p.m. EDT (11:00 a.m. CDT; 9:00 a.m. PDT) on Tuesday, May 18, 2021 to review the results for the third quarter and nine months of fiscal 2021. To listen and participate in the call, please register on this weblink https://www.webcaster4.com/Webcast/Page/2527/41359. After the formal presentation, there will be a Q&A session. Shareholders and other interested parties may ask questions through either the weblink or by calling 877-407-0778 (international 201-689-8565). The replay of the call will remain available on the Company’s investor relations website, www.luvubrands.com, until August 18, 2021.

Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements.  Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 as filed with the Securities and Exchange Commission (the "SEC") on October 1, 2020 and our other filings with the SEC. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Luvu Brands, Inc. and are difficult to predict. Luvu Brands, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law. The information which appears on our websites and our social media platforms is not part of this press release.

Use of Non-GAAP Financial Measures

Luvu Brands’ management evaluates and makes operating decisions using various financial metrics. In addition to the Company's GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. As used herein, Adjusted EBITDA represents net income before interest expense, depreciation and amortization expense, and stock-based compensation expense. Management believes that this non-GAAP measure provides useful information about the Company's operating results.  Adjusted EBITDA has not been prepared in accordance with GAAP. This non-GAAP financial measure should not be considered as alternative to, or more meaningful than, net income (loss) as indicators of the Company’s operating performance. Further, this non-GAAP financial measure, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this press release a reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

About Luvu Brands

Luvu Brands, Inc. designs, manufactures and markets a portfolio of consumer lifestyle brands through the Company’s websites, online mass merchants and specialty retail stores worldwide. Brands include: Liberator®, a brand category of iconic products for enhancing sexual performance; Avana®, inclined bed therapy products, assistive in relieving medical conditions associated with acid reflux, surgery recovery and chronic pain; and Jaxx®, a diverse range of casual fashion daybeds, sofas and beanbags made from polyurethane foam and repurposed polyurethane foam trim. Headquartered in Atlanta, Georgia, the Company occupies a 140,000 square foot vertically-integrated manufacturing facility and employs over 200 people. The Company's brand sites include: www.liberator.com, www.jaxxliving.com, www.avanacomfort.com plus other global e-commerce sites. For more information about Luvu Brands, please visit www.luvubrands.com.

Company Contact:
Luvu Brands, Inc.
Ronald Scott
Chief Financial Officer
770-246-6426
ron@LuvuBrands.com

Fiscal 2021 Third Quarter and First Nine Months Results

LUVU BRANDS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
 (unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
	(in thousands, except share data)
Net Sales	$6,181	$4,032	$17,262	$12,906
Cost of goods sold	4,435	2,964	12,462	9,182
Gross profit	1,746	1,068	4,800	3,724
Operating expenses
Advertising and promotion	180	117	369	313
Other selling and marketing	260	324	797	957
General and administrative	689	588	2,021	1,808
Depreciation and amortization	54	38	157	117
Total operating expenses	1,183	1,067	3,344	3,195
Income from operations	563	1	1,456	529
Other Income (Expense):
Gain on forgiveness of PPP loan	—	—	1,096	—
Interest expense and financing costs	(94)	(149)	(289)	(465)
Total Other Income (Expense)	(94)	(149)	807	(465)
Income before income taxes	469	(148)	2,263	64
Provision for income taxes	—	—	—	—
Net income (loss)	$469	$(148)	$2,263	$64
Net income (loss) per share:
Basic	$0.01	$(0.00)	$0.03	$0.00
Diluted	$0.01	$(0.00)	$0.03	$0.00

Shares used in computing net income per share
Basic	75,037,890	73,452,596	74,050,524	73,452,596
Diluted	76,286,902	73,452,596	75,264,336	74,395,294

LUVU BRANDS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	March 31,
	2021	June 30,
	(unaudited)	2020
Assets:	(in thousands, except share data)
Current assets:
Cash and cash equivalents	$1,270	$1,152
Accounts receivable, net	1,158	1,135
Inventories, net	2,920	1,985
Prepaid expenses	91	55
Total current assets	5,439	4,327

Equipment, property and leasehold improvements, net	1,739	938
Finance lease assets	29	—
Operating lease assets	2,622	165
Other assets	85	17
Total assets	$9,914	$5,447

Liabilities and stockholders’ equity (deficit):
Current liabilities:
Accounts payable	$2,647	$2,435
Current debt	2,204	2,007
Current portion of PPP loan	—	482
Other accrued liabilities	555	623
Operating lease liability	229	199
Total current liabilities	5,635	5,746

Noncurrent liabilities:
Long-term debt	754	361
PPP loan	—	614
Long-term operating lease liability	2,505	—
Total noncurrent liabilities	3,259	975
Total liabilities	8,894	6,721
Commitments and contingencies (See Note 16)	—	—
Stockholders’ equity (deficit):
Preferred stock, 5,700,000 shares authorized, $0.0001 par value none issued and outstanding	—	—
Series A Convertible Preferred stock, 4,300,000 shares authorized $0.0001 par value, 4,300,000 shares issued and outstanding with a liquidation preference of $1,000 at March 31, 2021 and June 30, 2020	—	—
Common stock, $0.01 par value, 175,000,000 shares authorized, 75,037,890 and 73,452,596 shares issued and outstanding at March 31, 2021 and June 30, 2020, respectively	750	735
Additional paid-in capital	6,163	6,147
Accumulated deficit	(5,893)	(8,156)
Total stockholders’ equity (deficit)	1,020	(1,274)
Total liabilities and stockholders’ equity (deficit)	$9,914	$5,447

SUPPLEMENTAL FINANCIAL INFORMATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

 Reconciliation of net income to Adjusted EBITDA for the nine months ended March 31, 2021 and 2020:

(Dollars in thousands)	Nine months ended March 31,
	2021	2020
Net income	$2,263	$64
Plus interest expense, net	289	465
Plus depreciation and amortization expense	157	117
Plus stock-based compensation	12	15
Adjusted EBITDA	$2,721	$661